                                                                 Exhibit 10.9

                            FIRST AMENDMENT TO LEASE

         This First Amendment to Lease (this "First Amendment") is entered into as of the 16th day of March, 1998 by and between FC 45/75 SIDNEY, INC. ("Landlord"), a Massachusetts corporation, having its principal place of business at 38 Sidney Street, Cambridge, Massachusetts 02139, as landlord, and Millennium Pharmaceuticals, Inc. ("Tenant"), a Delaware corporation, having its principal place of business at 238 Main Street, Cambridge, Massachusetts 02142, as tenant.

                                    RECITALS

         A. Pursuant to that certain lease dated as of November 17, 1997 (the "Original Lease"), Landlord leased to Tenant certain premises located in two (2) buildings which are now under construction on the land located at 45 Sidney Street and 75 Sidney Street in Cambridge, Massachusetts, more particularly defined therein. All capitalized terms not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Original Lease.

         B. Landlord and Tenant now desire to amend the Original Lease pursuant to the terms of this First Amendment in order to modify the terms and conditions of Tenant's parking privileges pursuant thereto.

         NOW THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as set forth below.

                  1. Exhibit A of the Original Lease is amended to delete the text of the paragraph entitled "Parking Privileges" and substitute the following text therefor:

                  (a) During the Term, Landlord shall provide in parking garages (except as expressly otherwise provided hereinbelow) located in University Park the aggregate of (i) two (2) parking spaces per 1,000 rsf of floor area of the Premises and (ii) an additional seventy (70) parking spaces. Not more than three hundred fifty (350) of the parking spaces to which Tenant is entitled under this Lease are required to be located in the 101 Pacific Street Garage. If Tenant is, at any time, entitled to more than three hundred fifty (350) of such parking spaces, but not more than four hundred sixty five (465) of such parking spaces, then all or some of such additional parking spaces may be located in another comparable parking garage or parking garages in University Park. If Tenant shall be entitled to more than four hundred sixty five
         (465) of such parking spaces, then notwithstanding anything to the contrary hereinabove provided, up to forty-one (41) of such additional spaces may be located on surface lots rather than in parking garages, with the remainder of such parking spaces in a comparable parking garage or parking garages. Tenant's parking privileges in the 101 Pacific Street Garage are subject, however, to the terms and conditions of the Lease pertaining to alternative temporary parking spaces.

                  (b) The Tenant shall pay the market rate from time to time in effect for all of the parking spaces provided by Landlord. The market rate for garage spaces for the first Lease Year is established to be $140.00 per month per parking space. For any parking space located in a surface parking area, the charge for each surface parking space shall be the lesser of: (a) the market rate for comparable surface parking spaces in the City of Cambridge, Massachusetts, or (b) whatever amount Landlord charges for comparable surface parking spaces within University Park.

                  (c) Tenant shall have 24-hour access, by security card or other similar means, to the 101 Pacific Street Garage and any other parking facility in which it has the right to parking spaces. With respect to the 101 Pacific Street Garage, the Landlord shall not provide to other tenants of the Building more than two (2) parking spaces per 1,000 rsf of floor area unless such tenant occupies less than 10,000 rsf of floor area in the Building.

                  2. ORIGINAL PREMISES. Exhibit A of the Original Lease is amended to delete the text of the paragraph entitled "Original Premises" and substitute the following text therefor:

                  Approximately 175,000 total rentable square feet ("rsf") of space as depicted on Exhibit B-1, as such calculation may be adjusted in accordance with Section 2.1 of this Lease, of which approximately 137,958 rsf is contained in the 75 Sidney Building and 37,042 rsf is contained in the 45 Sidney Building, as such calculations may be adjusted in accordance with Section 2.1 of this Lease.

                  3. TOTAL RENTABLE FLOOR AREA OF BUILDING. Exhibit A of the Lease is amended to delete the text of the paragraph entitled "Total Rentable Floor Area of Building" and substitute the following text therefor:

                  The number of square feet calculated in the manner set forth in Section 2.1

         4. AUTHORITY. Tenant and Landlord each warrant that the person or persons executing this First Amendment on their respective behalfs has or have the authority to do so and that such execution has fully obligated and bound such party to all the terms and provisions of this First Amendment.

         5. RATIFICATION. As modified by this First Amendment, the Original Lease is in full force and effect and Landlord and Tenant ratify and confirm the same.

         6. INTERPRETATION AND PARTIAL INVALIDITY. If any term of this First Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this First Amendment, or the application of such term to persons or circumstances other that those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this First Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles of the paragraphs are for convenience only and are not to be considered in construing this First Amendment. This First Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.

         IN WITNESS WHEREOF, this First Amendment has been executed and delivered as of the date first above written as a sealed instrument.

                                    LANDLORD:

                                    FC 45/75 SIDNEY, INC.

                                    By:/s/ Gayle Friedland
                                       -------------------------------------
                                       Name:  Gayle Friedland
                                       Title: Vice President

                                     TENANT:

                                    MILLENNIUM PHARMACEUTICALS, INC.

                                    By: /s/ Janet C. Bush
                                        ------------------------------------
                                        Name:  Janet C. Bush
                                        Title: Vice President of Finance

                            SECOND AMENDMENT TO LEASE

         This SECOND AMENDMENT TO LEASE (this "Amendment"), dated as of June __, 1998, entered into by and between FC 45/75 SIDNEY, INC. ("Landlord"), a Massachusetts corporation, having its principal place of business at 38 Sidney Street, Cambridge, Massachusetts 02139, and MILLENNIUM PHARMACEUTICALS, INC. ("Tenant"), a Delaware corporation, having its principal place of business at 238 Main Street, Cambridge, Massachusetts 02142.

                                    RECITALS

         A. WHEREAS, pursuant to that certain lease between Landlord and Tenant, dated as of November 17, 1997 (the "Original Lease") as amended by that certain First Amendment to Lease dated as of March 16, 1998 (collectively with the Original Lease, the "Lease"), Landlord leased to Tenant certain premises located in two (2) buildings which are now under construction on the land located at 45 Sidney Street and 75 Sidney Street in Cambridge, Massachusetts, more particularly defined therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease;

         B. WHEREAS, Tenant now desires to lease a portion of the Expansion Space as contemplated under Section 2.7 of the Original Lease; and

         C. WHEREAS, Landlord and Tenant now mutually desire to establish the Expansion Fair Rental Value of such Expansion Space.

         NOW THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as set forth below.

                  1. DESIRE TO EXPAND. Landlord and Tenant acknowledge that Tenant desires to expand the Premises to include approximately twenty-two thousand seven hundred thirty two (22,732) rentable square feet on the fourth floor of the 45 Sidney Building, as shown on Exhibit A attached hereto (the "First Expansion Premises"), which comprises the balance of the fourth floor of the 45 Sidney Building not included in the Original Premises.

                  2. INCORPORATION OF FIRST EXPANSION PREMISES INTO PREMISES. Landlord and Tenant agree that, upon execution of this Amendment, the Premises shall be deemed to include the First Expansion Premises, and all provisions of the Lease relating to the Commencement Date, the Scheduled Rent Commencement Date and the Rent Commencement Date with respect to the 45 Sidney Building shall apply to the First Expansion Premises.

                  3. EXPANSION FAIR RENTAL VALUE. Landlord and Tenant agree to establish the Expansion Fair Rental Value of the First Expansion Premises as follows and agree that the Annual Fixed Rent under the Lease shall be increased by the amounts respectively set forth below, multiplied by the rentable square footage of the First Expansion Premises for the periods established below:

         Lease Years One (1) through Five (5): $26.50 per rentable square foot;

         Lease Years Six (6) through Fifteen (15): $28.50 per rentable square foot.

                  4. TENANT ALLOWANCE. Landlord and Tenant agree that in accordance with Section 2.7(a) of the Lease, the Tenant Allowance for the First Expansion Premises shall be $25.00 per rentable square foot of the First Expansion Premises. Notwithstanding the foregoing, Tenant acknowledges that a portion of such Tenant Allowance, equal to $3.05 per rentable square foot of the First Expansion Premises, has already been expended to upgrade the HVAC system in the 45 Sidney Building, and therefore only $21.95 per rentable square foot of the First Expansion Premises remains available for disbursement as contemplated under the Lease.

                  5. SECURITY DEPOSIT. Landlord and Tenant acknowledge that the Annual Fixed Rent payable under the Lease is increased by the amounts set forth in this Amendment, and that upon execution of this Amendment, Tenant shall deposit with Landlord all additional amounts necessary to increase its Security Deposit to the amount required under Section 11.1 of the Lease. Notwithstanding anything to the contrary contained in the Lease, however, Tenant shall not be obligated to provide any additional amounts toward the TI Security Deposit with respect to the First Expansion Premises.

                  6. PARKING. Landlord and Tenant acknowledge that in accordance with the Lease, Tenant is entitled to two (2) parking spaces per 1,000 rentable square feet of floor area contained in the First Expansion Premises.

                  7. AUTHORITY. Tenant and Landlord each warrant that the person or persons executing this Amendment on their respective behalfs has or have the authority to do so and that such execution has fully obligated and bound such party to all the terms and provisions of this Amendment.

                  8. RATIFICATION. As modified by this Amendment, the Lease is in full force and effect and Landlord and Tenant ratify and confirm the same.

                  9. INTERPRETATION AND PARTIAL INVALIDITY. If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other that those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles of the paragraphs are for convenience only and are not to be considered in construing this Amendment. This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, under seal, by persons duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                                    LANDLORD:

                                    FC 45/75 SIDNEY, INC.

                                    By: /s/ Gayle Friedland
                                        ----------------------------------
                                         Name:  Gayle Friedland
                                         Title: Vice-President

                                     TENANT:

                                     MILLENNIUM PHARMACEUTICALS, INC.

                                     By: Janet C. Bush
                                         ----------------------------------
                                         Name:  Janet C. Bush
                                         Title: VP Finance

                             Secretary's Certificate

         I, John B. Douglas, III, duly elected Secretary of Millennium Pharmaceuticals, Inc., hereby certify that the Third Amendment to Lease dated April 20, 1999 entered into by and between FC 45/75 Sidney, Inc. ("Landlord"), a Massachusetts corporation, having its principal place of business at 38 Sidney Street, Cambridge, Massachusetts 02139, and Millennium Pharmaceuticals, Inc. ("Tenant"), a Delaware corporation, having its principal place of business at 238 Main Street, Cambridge, Massachusetts 02142 and duly executed by Gayle Friedland, Vice President of FC 45/75 Sidney, Inc. and Kevin Staff, Chief Financial Officer of Millennium Pharmaceuticals, Inc.

was approved by the Board of Directors of Millennium Pharmaceuticals, Inc. on June 23, 1999.

                                           /s/ John B. Douglas III
                                           --------------------------------
                                           John B. Douglas, III
                                           Secretary
                                           Millennium Pharmaceuticals, Inc.

                            THIRD AMENDMENT TO LEASE

         This THIRD AMENDMENT TO LEASE (this "Amendment"), dated as of April 20, 1999, entered into by and between FC 45/75 SIDNEY, INC. ("Landlord"), a Massachusetts corporation, having its principal place of business at 38 Sidney Street, Cambridge, Massachusetts 02139, and MILLENNIUM PHARMACEUTICALS, INC. ("Tenant"), a Delaware corporation, having its principal place of business at 238 Main Street, Cambridge, Massachusetts 02142.

                                    RECITALS

         A. WHEREAS, pursuant to that certain lease between Landlord and Tenant, dated as of November 17, 1997 (the "Original Lease") as amended by that certain First Amendment to Lease dated as of March 16, 1998 and that certain Second Amendment to Lease dated as of June 1, 1998 (collectively with the Original Lease, the "Lease"), Landlord leased to Tenant certain premises located in two
(2) buildings on the land located at 45 Sidney Street and 75 Sidney Street in Cambridge, Massachusetts, more particularly defined therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease; and

         B. WHEREAS, Landlord and Tenant desire to modify and clarify certain of the terms and conditions of the Lease pertaining to the consequences following the occurrence of fire or other casualty damage to the 101 Pacific Street Garage.

         NOW THEREFORE, in consideration of the mutual covenants herein-set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as set forth below.

                  1. RENAMING OF 101 PACIFIC STREET GARAGE. For all purposes of the Lease, the term "101 Pacific Street Garage" shall be replaced with the term "Garage," which in fact has the street address of 30 Pilgrim Street, rather than 101 Pacific Street.

                  2. SUBSTITUTION OF REPLACEMENT ARTICLE VIII. The text of
Article VIII of the Lease is deleted in its entirety and replacement text, attached hereto as EXHIBIT A, is hereby substituted therefor.

                  3. AUTHORITY. Tenant and Landlord each warrant that the person or persons executing this Amendment on their respective behalfs has or have the authority to do so and that such execution has fully obligated and bound such party to all the terms and provisions of this Amendment.

                  4. RATIFICATION. As modified by this Amendment, the Lease is in full force and effect and Landlord and Tenant ratify and confirm the same.

                  5. INTERPRETATION AND PARTIAL INVALIDITY. If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other that those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles of the paragraphs are for convenience only and are not to be considered in construing this Amendment. This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duty executed, under seal, by persons duty authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                                      LANDLORD:

                                      FC 45/75 SIDNEY, INC.



                                      By: /s/ Gayle Friedland
                                          -----------------------------------
                                          Name:   Gayle Friedland
                                          Title:  Vice President

                                      TENANT:

                                      MILLENNIUM PHARAMACEUTICALS, INC..



                                       By:  /s/ Kevin Starr
                                            ---------------------------------
                                            Name:  Kevin Starr
                                            Title: CFO

                                    EXHIBIT A

                                  ARTICLE VIII

                           CASUALTY AND EMINENT DOMAIN

         Section 8.1 RESTORATION FOLLOWING CASUALTIES; TERMINATION FOR FAILING TO MAINTAIN PARKING. If, during the Term, the Building, the Premises or the Garage shall be damaged by fire or casualty, subject to termination rights of the Landlord and the Tenant provided below in this Article VIII, the Landlord shall proceed promptly to exercise diligent efforts to restore, or cause to be restored, the Building, the Premises or the Garage, as the case may be, to substantially the condition thereof just prior to time of such damage, but the Landlord shall not be responsible for delay in such restoration which may result from External Causes. The Landlord shall have no obligation to expend in the reconstruction of the Building, the Premises or the Garage more than the sum of the amount of any deductible and the actual amount of insurance proceeds made available to the Landlord by its insurer. Any restoration of the Building, the Premises or the Garage shall be altered to the extent necessary to comply with then current and applicable laws and codes.

         Section 8.2 LANDLORD'S TERMINATION ELECTION. If the Landlord reasonably determines, based upon certification by its architect or other design professional, that (a) the amount of insurance proceeds available to the Landlord is insufficient (by more than the amount of any deductible) to cover the cost of restoring the Building and the Garage, or (b) the Landlord will be unable to restore the Building within twelve (12) months from the date of the casualty, or the Garage within twenty four (24) months from the date of the casualty, then the Landlord may terminate this Lease by giving notice to the Tenant. Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event not later than sixty (60) days after such notice, and if no date is specified, effective upon the delivery of such notice. Failure by the Landlord to give the Tenant notice of termination within ninety (90) days following the occurrence of the casualty shall constitute the Landlord's agreement to restore the Building and the Garage as contemplated in
Section 8.1.

         Section 8.3 TENANT'S TERMINATION ELECTION. If the Landlord has not terminated this Lease under Section 8.2, but the Landlord has failed to restore the Premises, within twelve (12) months from the date of the casualty, or failed to restore the Garage sufficiently to enable the Tenant to exercise its parking privileges therein within twenty four (24) months from the date of the casualty, such periods to be subject, however, to extension where the delay in completion of such work is due to External Causes, then the Tenant shall have the right to terminate this Lease at any time after the expiration of the aforesaid 12-month or 24-month period (as extended by delay due to External Causes), as the case may be, until the restoration is substantially completed, such termination to take effect as of the date of the Tenant's notice. However, if the Landlord reasonably determines at any time, and from time to time, during the restoration, based upon certification by its architect or other design professional, that such restoration will not be able to be completed before the deadline date after which the Tenant may terminate this Lease under this Section 8.3, and the Landlord specifies in a notice to the Tenant to such effect a later date that the Landlord estimates will be the date upon which such restoration will be completed, then if such later date is ninety (90) days or less after the deadline date, the Tenant may terminate this Lease within ten (10) days of the Landlord's notice as aforesaid, or if such later date is greater than ninety (90) days after the deadline date, the Tenant may terminate this Lease within thirty
(30) days of the Landlord's notice as aforesaid, failing which the deadline date shall be extended to the date set forth in the Landlord's notice (as extended by delay due to External Causes). The Landlord shall exercise reasonable efforts to keep the Tenant advised of the status of restoration work from time to time, and promptly following any request for information during the course of the performance of the restoration work.

         If the Garage, or any portion thereof, shall be damaged by fire or casualty so as to render one or more of the Tenant's parking spaces therein impossible or impracticable to use in the Landlord's reasonable determination, then the Landlord shall designate, if available to the Landlord and promptly following the occurrence of any such fire or casualty, any temporary alternative parking within University Park that may be used for the parking of the automobiles of the employees and invitees of the Tenant. All such alternative parking shall be allocated proportionately among all tenants, including the Tenant, then currently leasing parking spaces within the Garage. The Tenant shall pay the market rate from time to time in effect for such alternative parking facilities. In the event the Landlord is unable to secure for the Tenant such temporary alternative parking so that the aggregate number of parking spaces shall equal the number to which Tenant is entitled under Exhibit A, then the Tenant may be entitled to the credit against Annual Fixed Rent as provided below in Section 8.6.

         Section 8.4 CASUALTY AT EXPIRATION OF LEASE. If the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty
(120) days from the commencement of repair work and such damage occurs within the last eighteen (18) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice. Notwithstanding the foregoing, the Landlord shall not have the right to terminate this Lease under this Section 8.4 provided that the Tenant shall have exercised its right to extend the Term of this Lease pursuant to
Section 2.6 hereof not later than forty-five (45) days after the date of damage to the Premises.

         Section 8.5 EMINENT DOMAIN. Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for the Tenant's purposes as contemplated under this Lease, shall be taken by condemnation or right of eminent domain, the Landlord or the Tenant shall have the right to terminate this Lease and any separate parking lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty
(30) days after receipt by the Tenant of notice of the effective date of such taking. If so much of the

Building shall be so taken that the Landlord reasonably determines chat would be reasonably necessary to raze or substantially alter the Building, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord's desire to do so not later than thirty (30) days after the effective date of such taking.

         Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence.

         If the Garage, or such portion thereof as to render the Tenant's parking privileges therein impossible or impracticable in the Landlord's reasonable determination, shall be taken by condemnation or right of eminent domain, then the Landlord shall designate, if available to the Landlord and promptly following any such taking, alternative parking within University Park that may be used for the parking of the automobiles of the employees and invitees of the Tenant. All such alternative parking shall be allocated proportionately among all tenants, including the Tenant, then currently leasing parking spaces within the Garage; provided, however, the number of the Tenant's parking spaces guaranteed by the Landlord in Exhibit A shall not change. The Tenant shall pay the market rate from time to tune in effect for such alternative parking facilities. In the event the Landlord is unable to secure for the Tenant such alternative parking within sixty (60) days after the later of the effective date of such taking or the date the Landlord and the Tenant have notice of the effective date of such taking, the Tenant shall have the right, as its sole remedy, to terminate this Lease and any separate parking lease by notice to the Landlord of its desire to do so, provided that the Tenant's notice is given not later than ten (10) days following the expiration of the aforesaid sixty (60) day period. Such termination shall be effective thirty (30) days after such notice is given to the Landlord, or such later date specified by the Tenant in such notice not exceeding one hundred twenty (120) days after such notice is given.

         Section 8.6 RENT AFTER CASUALTY OR TAKING. If the Premises shall be damaged by fire or other casualty, then until the Lease is terminated or the Premises is restored, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. If the Garage shall be damaged by fire or other casualty, then until the Lease is terminated or the Tenant's ability to use parking spaces therein as contemplated under this Lease is restored, any parking charges payable under this Lease for spaces that are impossible or impractical to use as aforesaid shall abate for the period of such unusability (provided the Tenant shall pay the parking charges referred to herein for any temporary parking spaces located elsewhere in University Park). In the event of a loss of parking spaces in the Garage, not offset by the Landlord's provision of temporary alternative spaces, to the extent the Tenant's parking spaces are not able to be so provided by the Landlord, there shall be a credit against Annual Fixed Rent in the amount of any incremental additional costs incurred by the Tenant in reasonably making alternative arrangements for parking. In the event of a taking resulting in a loss of parking spaces that cannot reasonably be replaced by parking spaces secured by the Tenant as aforesaid, which materially and adversely affects the ability of the Tenant to continue to conduct business in all or any portion of the Premises, then Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. In the event of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent shall be abated for the remainder of the Term.

         Section 8.7 TEMPORARY TAKING. In the event of any taking of the Premises or any part thereof for a temporary use not in excess of twelve (12) months, (i) this Lease shall be and remain unaffected thereby and Annual Fixed Rent and Additional Rent shall not abate, and (ii) the Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term.

         Section 8.8 TAKING AWARD. Except as otherwise provided in Section 8.7, the Landlord shall have and hereby reserves and accepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses and improvements made by the Tenant in the Premises that constitute the Tenant's personal property, including the Removable Alterations.